UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):  February 22, 2019 (February 20, 2019)

Springleaf Finance Corporation
(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	1-06155 (Commission File Number)	35-0416090 (I.R.S. Employer Identification No.)

601 N.W. Second Street,
Evansville, Indiana 47708
(Address of principal executive offices)(Zip Code)

(812) 424-8031
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.          Entry into a Material Definitive Agreement.

Underwriting Agreement

On February 20, 2019, Springleaf Finance Corporation (“SFC,” “we,” “us” or “our”) entered into an underwriting agreement (the “Underwriting Agreement”) with OneMain Holdings, Inc., the indirect sole shareholder of SFC (“OMH”), as guarantor, and Barclays Capital Inc. and SG Americas Securities, LLC, as representatives of the several underwriters named therein (the “Underwriters”), relating to the issuance and sale by SFC of $1.0 billion aggregate principal amount of our 6.125% Senior Notes due 2024 (the “Notes”) in an underwritten public offering made pursuant to a registration statement and related prospectus supplement filed with the Securities and Exchange Commission (the “SEC”).  As further described below, the offering closed on February 22, 2019.

The Underwriting Agreement includes customary representations, warranties and covenants by each of SFC and OMH.  It also provides for customary indemnification by each of SFC, OMH and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8‑K and is incorporated herein by reference.

SFC intends to use the net proceeds from the offering to redeem the remaining aggregate principal amount outstanding of SFC’s 5.25% Senior Notes due 2019 and for general corporate purposes, which may include other debt repurchases and repayments.

Some of the Underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with OMH, its subsidiaries or affiliates, including SFC.  They have received, or may in the future receive, customary fees and commissions for these transactions.  Some of the underwriters and their affiliates have entered into, and may in the future enter into, financing arrangements (including offerings of asset-backed notes) in which they act as initial purchaser or serve as lender to OMH, its subsidiaries or affiliates, including SFC.  In addition, certain of the Underwriters or their respective affiliates may be holders of SFC’s 5.25% Senior Notes due 2019, and such Underwriters or their respective affiliates may therefore receive a portion of the net proceeds from the Notes offering in the redemption of the remaining aggregate principal amount outstanding of SFC’s 5.25% Senior Notes due 2019.

Supplemental Indenture

On February 22, 2019, SFC issued the Notes under an Indenture, dated as of December 3, 2014 (the “Base Indenture”), with OMH, as guarantor, and Wilmington Trust, National Association, as trustee (the “Trustee”), as supplemented by a Seventh Supplemental Indenture, dated as of February 22, 2019 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among SFC, OMH and the Trustee, pursuant to which OMH provided a guarantee of the Notes.  The Notes were offered pursuant to a Prospectus Supplement, dated February 20, 2019, to the Prospectus, dated November 7, 2017, filed as part of SFC’s Registration Statement on Form S‑3 (Registration No. 333-221391) filed with the SEC.  The Notes will be guaranteed on an unsecured basis by OMH.

The Notes will mature on March 15, 2024 and bear interest at a rate of 6.125% per annum, payable semiannually in arrears on March 15 and September 15 of each year, beginning on September 15, 2019.  The Notes are our senior unsecured obligations and rank equally in right of payment to all of our other existing and future unsubordinated indebtedness from time to time outstanding.  The Notes are guaranteed by our indirect parent company, OMH, and will not be guaranteed by any of our subsidiaries, including OneMain Financial Holdings, LLC, or any other party.  The Notes are effectively subordinated to all of our secured obligations to the extent of the value of the assets securing such obligations, structurally subordinated to all existing and future liabilities of our subsidiaries (including OneMain Financial Holdings, LLC), and rank senior in right of payment to all existing and future subordinated indebtedness of SFC.

The Notes may be redeemed, in whole or in part, at SFC’s option, at any time or from time to time (i) prior to September 15, 2023 (six months prior to the maturity date of the Notes), at a “make-whole” redemption price specified in the Indenture, and (ii) on and after September 15, 2023 (six months prior to the maturity date of the Notes), at a redemption price equal to 100% of the principal amount of the Notes being redeemed, in each case plus accrued and unpaid interest on such principal amount to, but not including, the applicable redemption date.  The Notes will not have the benefit of any sinking fund.

The Indenture contains covenants that, among other things, limit SFC’s ability to create liens on assets and restrict SFC’s ability to consolidate, merge or sell its assets.  The Indenture also provides for customary events of default (subject in certain cases to customary grace and cure periods), which include nonpayment, breach of covenants in the Indenture and certain events of bankruptcy and insolvency. Generally, if an event of default occurs, the Trustee or holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare the principal amount of all the Notes to be due and payable immediately.

The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Base Indenture and Supplemental Indenture (and form of 6.125% Senior Notes due 2024 included therein as Exhibit A), copies of which are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.  In connection with the issuance of the Notes, Jack R. Erkilla, Esq., Senior Vice President, Deputy General Counsel and Secretary of SFC, and Sidley Austin LLP provided SFC with the legal opinions filed as Exhibits 5.1 and 5.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03.          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure provided in Item 1.01 of this Current Report on Form 8‑K is hereby incorporated by reference into this Item 2.03.

Item 8.01.          Other Events.

On February 22, 2019, SFC issued a notice of redemption to redeem the approximately $685 million of remaining aggregate principal amount outstanding of its 5.25% Senior Notes due 2019 at a redemption price equal to the sum of (i) 100% of the principal amount of the notes being redeemed, plus (ii) the Applicable Premium (as such term is defined in the First Supplemental Indenture, dated as of December 3, 2014, by and among SFC, OMH and the Trustee) as of the redemption date, plus (iii) accrued and unpaid interest to the redemption date. The notes will be redeemed on March 25, 2019.

Item 9.01.          Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
*1.1
Underwriting Agreement, dated as of February 20, 2019, among Springleaf Finance Corporation, OneMain Holdings, Inc., and Barclays Capital Inc. and SG Americas Securities, LLC, as representatives of the several underwriters named therein.

4.1
Indenture relating to the Notes, dated as of December 3, 2014, among Springleaf Finance Corporation, OneMain Holdings, Inc. and Wilmington Trust, National Association, as trustee, as filed with the SEC on December 3, 2014 as Exhibit 4.1 to SFC’s Current Report on Form 8‑K (File No. 001-06155), and incorporated herein by reference.

*4.2
Seventh Supplemental Indenture relating to the Notes, dated as of February 22, 2019, among Springleaf Finance Corporation, OneMain Holdings, Inc. and Wilmington Trust, National Association, as trustee (including the form of 6.125% Senior Notes due 2024 included therein as Exhibit A).

*5.1	Opinion of Jack R. Erkilla, Esq.
*5.2	Opinion of Sidley Austin LLP.
*23.1	Consent of Jack R. Erkilla, Esq. (included as part of Exhibit 5.1 hereto).
*23.2	Consent of Sidley Austin LLP (included as part of Exhibit 5.2 hereto).

*	Filed herewith.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPRINGLEAF FINANCE CORPORATION

By:	/s/ Micah Conrad
Name:	Micah Conrad
Title:	Executive Vice President and Chief Financial Officer

Date: February 22, 2019